Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2020 Crewmember Stock Purchase Plan of JetBlue Airways Corporation of our reports dated February 12, 2026, with respect to the consolidated financial statements of JetBlue Airways Corporation, and the effectiveness of internal control over financial reporting of JetBlue Airways Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
July 31, 2026